Calculation of Filing Fee Tables
S-1
Compute AI Acquisition Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, one redeemable warrant, and one right to receive one-half of one ordinary share	457(a)	8,625,000	$ 10.00	$ 86,250,000.00	0.000087	$ 7,503.75
Fees to be Paid	2	Equity	Ordinary shares, $0.0001 par value, included as part of the units	Other	8,625,000			0.000087	$ 0.00
Fees to be Paid	3	Equity	Rights included as part of the units	Other	8,625,000			0.000087	$ 0.00
Fees to be Paid	4	Equity	Warrants included as part of the units	Other	8,625,000			0.000087	$ 0.00
Fees to be Paid	5	Equity	Ordinary shares underlying the rights included as part of units	Other	4,312,500	$ 10.00	$ 43,125,000.00	0.000087	$ 3,751.88
Fees to be Paid	6	Equity	Ordinary shares underlying the warrants included as part of units	Other	8,625,000	$ 11.50	$ 99,187,500.00	0.000087	$ 8,629.31
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 228,562,500.00		$ 19,884.94
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 19,884.94
Offering Note
[1]	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act of 1933, as amended (the "Securities Act"). Includes 1,125,000 units, consisting of 1,125,000 Class A ordinary shares, 1,125,000 redeemable warrants and 1,125,000 rights, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

[2]	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional ordinary shares as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions. No separate registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

[3]	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional ordinary shares as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions. No separate registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

[4]	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act. No separate registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

[5]	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional ordinary shares as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

[6]	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional ordinary shares as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date